                                 EXHIBIT C

         An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system.


                    CENTRAL TERMICA SAN NICOLAS, S.A.:

CMS Energy Corporation
                 *
                 *
                 *
CMS Enterprises Company
                 *
                 *
                 *
CMS Generation Co.
                 *
                 *
                 * .1%
CMS Generation San Nicolas Company
                                 *
                                 *
                                 * .1%
                         Inversora de San Nicolas, S.A.
                                 *
                                 *
                                 * 88%
                         Central Termica San Nicolas, S.A.

CMS Generation San Nicolas Company, owned .1% by CMS Generation Co., owns
 .1% of Inversora de San Nicolas, which in turn owns 88% of Central Termica San Nicolas, S.A., the EWG.

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

         An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system.

                      HIDROELECTRICA EL CHOCON, S.A.:

         CMS Energy Corporation
                         *
                         *
                         *
         CMS Enterprises Company
                         *
                         *
                         *
***      CMS Generation Co.
*                        *
*                        *
*                        * (99%)
*   CMS Generation, S.A.
*                        *
*                        *
*                        * 25%
*                Hidroinvest, S.A.
*                        *
*                        *
* 2.48%          * 59%
*************** Hidroelectrica El Chocon, S.A.


CMS Generation Co. directly owns 2.48% of Hidroelectrica El Chocon, S.A. CMS Generation, S.A., owned 99% by CMS Generation Co., owns 25% of Hidroinvest which in turn owns 59% of Hidroelectrica El Chocon, S.A., the EWG.

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

         An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system.


                        LAKEWOOD COGENERATION, L.P.

                                 CMS Energy Corporation
                                         *
                                         *
                                         *
                                 CMS Enterprises Company
                                         *
                                         *
                                         *
                                 CMS Generation Co.
                                         *
                                         *
                                         *
              --  HYDRA-CO Enterprises, Inc.
Operating &   |       *                   *
Maintenance   |       *                   *
Agreement     |       *                   *
              |   HCE-Lakewood, Inc.      *
              |               *           *
              |               *           *
              |               *  1%       * 44%
              -------------  Lakewood Cogeneration, L.P.


HYDRA-CO Enterprises, Inc., the wholly owned subsidiary of CMS Generation Co., owns 100% of HCE-Lakewood, which in turn owns 1% of Lakewood
Cogeneration, L.P., the EWG. Additionally, HYDRA-CO Enterprises, Inc., directly owns 44% of Lakewood Cogeneration, L.P., the EWG.

HYDRA-CO Enterprises, Inc., is also the operator of Lakewood Cogeneration, L.P., the EWG.

       An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system.


                           TOLEDO POWER COMPANY

                          CMS Energy Corporation
                                   *
                                   *
                                   *
                          CMS Enterprises Company
                                   *
                                   *
                                   *
                          CMS Generation Co.
                          *            *
                          *            *
                          *            *
CMS Generation Investment Co. I        CMS Generation Investment Co. II
                     *      * 99%       * 1%      *
                     *        *       *           *
                     *          *   *             *
                     *            *               *
                     * 99%      *   *             * 1%
    CMS Generation Cebu Limited       CMS Generation Cebu Operating
      Duration Company                   Limited Duration Company
                     *               |
                     *               | Operator
                     * 32.5%         |
                     Toledo Power Company


CMS Generation Cebu Limited Duration Company, owned 99% by CMS Generation Investment Co. I and 1% by CMS Generation Investment Co. II, owns 32.5% of Toledo Power Company, the EWG.

CMS Generation Cebu Operating Limited Duration Company is the operator of Toledo Power Company, the EWG.

       An organizational chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system


                     CENTRALES TERMICAS MENDOZA, S.A.

                              CMS Energy Corporation
                                       *
                                       *
                                       *
                              CMS Enterprises Company
                                       *
                                       *
                                       *
                                   CMS Generation Co.
                                   *            *
                                   * 99%        * 99%
                  CMS Operating, S.A.           CMS Ensenada, S.A.
                      |       *                     *
                      |       *                     *
                      |       * 99%                 *  1%
       Operating &    |      Cuyana de Inversiones
       Maintenance    |                *
       Agreement      |                *
                      |                * 80.55%
                      | Centrales Termicas Mendoza, S.A.


CMS Operating, S.A., owned 99% by CMS Generation Co., owns 99% of Cuyana de Inversiones. CMS Ensenada, S.A., owned 99% by CMS Generation Co., owns 1% of Cuyana de Inversiones. Cuyana de Inversiones owns 80.55% of Centrales Termicas Mendoza, S.A., the EWG.

CMS Operating, S.A., is also the operator of Centrales Termicas Mendoza, S.A., the EWG.